                                                                   Exhibit 10.11

                              BELL & HOWELL COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                   CERTIFICATE

            I, ___________________________, ____________ of Bell & Howell
Company, hereby certify that the foregoing is a correct copy of the Bell & Howell Company Executive Deferred Compensation Plan, effective December 1, 2000.

            Dated this ____ day of __________________________, 2000.

                                                        ________________________
                                                        ___________ as Aforesaid

                                                        (Corporate Seal)

                                TABLE OF CONTENTS

                                                                             Page
SECTION 1................................................................        1
    Purpose..............................................................        1
         1.1      Purpose................................................        1
         1.2      Employers..............................................        1
         1.3      Effective Date.........................................        1
         1.4      Administrator..........................................        1
         1.5      Notices................................................        1
         1.6      Supplements............................................        2

SECTION 2................................................................        2
    Eligibility and Participation........................................        2
         2.1      Eligibility............................................        2
         2.2      Continuity of Participation............................        2

SECTION 3................................................................        3
    Enrollment and Deferral Elections....................................        3
         3.1      MIB and Special Bonus Deferral Elections...............        3
         3.2      Salary Deferral Elections..............................        4
         3.3      Commission Deferral Elections..........................        4
         3.4      Deferral Relating to Severance Pay.....................        4
         3.5      Additional Deferral Relating to Stock Option Gains.....        5
         3.6      Form of Election and Period for Which Deferral Election
                  Effective; Elections Other Than Annual Elections.......        5
         3.7      Withdrawal and Distribution Elections..................        6
         3.8      Deferral Account.......................................       10
         3.9      Adjustment of Participants' Accounts...................       10
         3.10     Investment Funds.......................................       11
         3.11     No Responsibility for Investment Decisions.............       11
         3.12     Statement of Account...................................       11
         3.13     Limitations on Deferral Elections......................       12

SECTION 4................................................................       11
    Distribution of Deferral Accounts....................................       11
         4.1      Distributions..........................................       12
         4.2      Distributions Upon Separation From Service.............       12
         4.3      Designation of Beneficiary.............................       12
         4.4      Withholding; Employment Taxes..........................       13

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
SECTION 5................................................................       13
    Employer Contribution Credits........................................       13

SECTION 6................................................................       13
    Administration and Interpretation....................................       13

SECTION 7................................................................       13
    Miscellaneous........................................................       13
         7.1      No Right to Company Assets.............................       14
         7.2      No Employment Rights...................................       14
         7.3      Facility of Payment....................................       14
         7.4      Nonassignability.......................................       14
         7.5      Effect on Other Benefits...............................       15
         7.6      Independence of Plan...................................       15
         7.7      Responsibility For Legal Effect........................       15
         7.8      Action by the Company..................................       15
         7.9      Successors, Acquisitions, Mergers, Consolidations......       15
         7.10     Gender and Number......................................       16
         7.11     Governing Laws.........................................       16
         7.12     Claims Procedure.......................................       16

SECTION 8................................................................       16
    The Committee........................................................       16
         8.1      Membership.............................................       16
         8.2      Committee's General Powers, Rights and Duties..........       17
         8.3      Manner of Action.......................................       18
         8.4      Interested Committee Member............................       18
         8.5      Resignation or Removal of Committee Members............       19
         8.6      Committee Expenses.....................................       19
         8.7      Information Required by Committee......................       19
         8.8      Uniform Rules..........................................       19
         8.9      Review of Benefit Determinations.......................       20
         8.10     Committee's Decision Final.............................       20
         8.11     Indemnification........................................       20

SECTION 9................................................................       20
    Amendment and Termination............................................       20

SECTION 10...............................................................       22
    Change in Control....................................................       22

SUPPLEMENT A TO BELL & HOWELL COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN
    Employer Contributions

                              BELL & HOWELL COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                    SECTION 1

                                     PURPOSE

1.1  PURPOSE

                BELL & HOWELL COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") has been established by BELL & HOWELL COMPANY (the "company") to enable designated employees to elect to defer a portion of their salaries, bonuses, and other compensation, subject to the terms of the Plan.

1.2  EMPLOYERS

                The Plan as set forth below shall apply to eligible employees of the company and each domestic subsidiary of the company, which adopts the Plan with the consent of the company. The company and each domestic subsidiary of the company which adopts the Plan with the company's consent will be referred to as an "employer" and may be referred to collectively as the "employers."

1.3  EFFECTIVE DATE

                The "effective date" of the Plan as set forth below is December 1, 2000.

1.4  ADMINISTRATOR

                The Plan will be administered by a committee appointed by the company, as provided in Section 8. The committee is sometimes referred to in the Plan as the "administrator."

1.5  NOTICES

                Any notice or document relating to the Plan which is to be filed with the company may be delivered, or mailed by registered or certified mail, postage prepaid, to Corporate Secretary, in care of Bell & Howell Company, at 5215 Old Orchard Road, Skokie, Illinois 60077.

1.6  SUPPLEMENTS

                Supplements may be added to the Plan. Each Supplement will form a part of the Plan, and will modify the terms of the Plan as applied to groups of employees identified in that Supplement.

                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

2.1  ELIGIBILITY

                Each calendar year (beginning with the calendar year which includes the effective date), the Executive Committee of the company will designate those employees who are eligible to participate in the Plan. In general, employees eligible for the Plan will be limited to a select group of management or highly compensated employees with annual compensation in excess of $100,000. An employee designated as eligible to participate in the Plan for any calendar year may become a participant by making an annual deferral election (of any amount) on a timely basis as described in Section 3. If an employee is first designated as eligible to participate during a calendar year, to become a participant the deferral elections described in Section 3 must be filed within 30 days after the employee first becomes eligible for the Plan. An eligible employee who does not make a timely deferral election when eligible cannot later make an election under subsection 3.6.

2.2  CONTINUITY OF PARTICIPATION

                A participant in the Plan who separates from service with the company and all its subsidiaries and affiliates will cease participation, will cease all additional deferrals under the Plan, and will become entitled to distributions as described in Section 4. However, the separation from service of an employee with one employer will not interrupt the continuity of his participation if, concurrently with or immediately after such separation, he is employed by one or more of the other employers. A participant who separates from service with all employers but remains in the employ of a subsidiary or affiliate of the company which has not adopted the Plan, will become entitled to distributions on the respective distribution dates selected by him pursuant to subsection 3.7. A participant will separate from service upon the first to occur of the following:

                (a)     Retirement on or after attaining age 65 years.

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                (b)     Retirement on account of disability at any age. A
                        participant will be considered disabled for purposes of the Plan if, on account of a disability, he is determined to meet the requirements for benefits under the company's long-term disability plan. The deferral elections of a participant receiving long-term disability benefits will remain in effect for as long as the participant remains employed by the company or an employer, except that no deferral elections shall apply to any amounts received by the participant pursuant to a long-term disability plan or policy. All deferral elections will cease to be effective after the date a disabled participant terminates employment with the employer, which is the anniversary of the date the participant's disability commenced.

                (c)     The participant's death.

                (d) Resignation or dismissal from the employ of all the employers before retirement and for a reason other than disability.

                                    SECTION 3

                        ENROLLMENT AND DEFERRAL ELECTIONS

3.1  MIB AND SPECIAL BONUS DEFERRAL ELECTIONS

                In order to defer a portion of bonuses for any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 1% nor more than 100 percent (in whole 1% increments) of his MIB or other regular bonus for that year. Separately, an employee designated as participant for that calendar year may irrevocably elect to defer not less than 1% nor more than 100% (in whole 1% increments) of his special bonuses for that year. A participant may make his bonus deferral election or elections in advance by signing a deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A participant's deferral election filed with the administrator is irrevocable on and after the deadline for filing the election. In addition to a bonus deferral election described above, a participant may also make a bonus deferral election as specified in subsection 3.6.

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3.2  SALARY DEFERRAL ELECTIONS

                In order to defer a portion of cash compensation received as salary for any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 1% nor more than 75% (in whole 1% increments) of his cash compensation for that year. A participant's "cash compensation" means the participant's base pay as paid by an employer hereunder (determined without regard to any deductions or any deferrals elected by the participant under any employer-sponsored Plan or Plan), and for purposes of a deferral election a participant's rate of base pay shall be the salary amount in effect for each pay period during the year. A participant may make his salary deferral election in advance by signing a compensation deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A participant's salary deferral election filed with the administrator is irrevocable on and after the deadline for filing the election. Alternatively, a participant may make a salary deferral election as provided in subsection 3.6.

3.3  COMMISSION DEFERRAL ELECTIONS

                For years after 2000, in order to defer a portion of commissions earned for any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 1% nor more than 100% (in whole 1% increments) of such commissions. A participant must make his commission deferral election in advance by signing a commission deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A participant's commission deferral election filed with the administrator is irrevocable on and after the deadline for filing the election.

3.4  DEFERRAL RELATING TO SEVERANCE PAY

                In order to defer a portion of severance pay which becomes payable in any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 1% or more than 100% (in whole 1% increments) of such severance pay. A participant must make his severance pay deferral election in advance by signing a severance pay deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year in which the participant's employment terminates and severance pay commences. A participant's severance pay deferral election filed with the administrator is irrevocable on and after the deadline for filing the election.

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3.5  ADDITIONAL DEFERRAL RELATING TO STOCK OPTION GAINS

                In order to defer additional compensation following a participant's exercise of stock options resulting in gains, a participant may irrevocably elect to defer from other compensation (salary, bonus, severance and commissions) an amount which is not less than 1% nor more than 100% (in whole 1% increments) of such stock option gains. This subsection shall become effective on a date established by the administrator. A participant must make a stock option gain deferral election in advance, by signing an agreement and filing it with the administrator, as follows:

                (a) no later than the December 31 which precedes the year in which stock options are exercised; or

                (b) no later than June 30 of any calendar year beginning after the effective date, but such election shall only apply with respect to options exercised in the following calendar year, and before the date any MIB or other regular bonuses are paid in that year.

A participant's stock option deferral election is irrevocable after it is filed with the administrator. Each such election shall specify the order and types of compensation (salary, bonus, severance and commissions) which are to be reduced on account of the deferral election, and each election may exclude specified types of compensation from the deferral election. No election under this subsection shall be effective after the end of the calendar year following the year the election is made.

3.6 FORM OF ELECTION AND PERIOD FOR WHICH DEFERRAL ELECTION EFFECTIVE; ELECTIONS OTHER THAN ANNUAL ELECTIONS

                Deferral elections may be made in whole percentages or in a fixed dollar amount. A participant's annual deferral elections shall remain in effect only for the calendar year specified in the deferral agreement. No such election shall be effective for more than one calendar year. A participant must file an annual deferral election on or before December 31 in order to make deferrals for the following calendar year. In addition to annual deferral elections, participants may also make the following deferral elections:

                (a) Salary Deferral Election. During any month after the effective date, a participant may, by irrevocable election filed with the administrator, elect to defer not less than 1% nor more than 100% of the participant's salary earned in each subsequent month in the calendar year. No such election shall be effective after the end of the calendar year in which the election is made. No election made under this subparagraph shall revoke a salary deferral election made pursuant to subsection 3.2.

                (b) Bonus Deferral Election. No later than June 30* of any calendar year beginning after the effective date, a participant may, by irrevocable election filed with the administrator, elect to defer an amount which is not less than 1% nor more than 100% (in whole 1% increments) of his bonus for the calendar year in which the election is made. Each election made under this subparagraph shall be irrevocable, and no such election shall be effective for more than one calendar year. No election made under this subparagraph shall revoke a bonus deferral election made pursuant to subsection 3.1.

3.7  WITHDRAWAL AND DISTRIBUTION ELECTIONS

                Participants are permitted to make distribution elections with regard to each year's subaccount in their deferral accounts (as described in subsection 3.8), as follows:

                (a) In-Service Withdrawal Election. Each year's deferral election made by a participant under subsections 3.1, 3.2, 3.3, 3.4 and 3.5 may, but need not, include an election of the date on which the amount of such deferral (together with any investment gains or losses thereon) will be distributed. Such date shall be referred to as the "distribution date" and shall occur no earlier than the month of January which is at least two (2) years after the calendar year to which the deferral election relates, and no later than the month of January following the participant's attainment of age
                        70. Distributions payable under this subparagraph will be paid as provided in subparagraph 3.7(d). The distribution date, once elected by the participant, shall be irrevocable, subject only to subsection 4.2, which provides for distributions upon separation from service in certain cases.

----------
* No later than December 31, 2000, for the calendar year ending December 31, 2000.

                (b) Unscheduled Withdrawal Election Subject to Penalty. At any time during or after his employment with the employers, a participant may, by writing filed with the administrator, elect to withdraw any part or all of the balance in his deferral account, but subject to the following:

                        (i) Forfeiture. Ten percent (10%) of the amount of the participant's withdrawal request will be permanently forfeited, and only the remaining balance will be payable to the participant.

                        (ii) Suspension From Participation. No deferrals or other contributions of any kind will be withheld from compensation or credited to the participant under the Plan prior to the beginning of the second calendar year following the year of withdrawal.

                        (iii) Minimum Withdrawal. A participant's withdrawal request must be for an amount at least equal to 25% of the balance in his deferral account.

                        (iv) Effect of 75% Withdrawal. Except as provided in the next sentence, if a participant requests withdrawal of 75% or more of the balance in his deferral account, the entire balance in his account (reduced by the forfeiture described above) shall be distributed to him. However, if the requested withdrawal and forfeiture do not reduce the balance in the participant's deferral account to less than $200,000, the remaining balance in the deferral account shall not be distributed to the participant.

                         An unscheduled withdrawal election under this
                        subparagraph shall be made solely in the discretion of the participant, and the Company and the administrator shall not limit such elections.

                (c) Hardship Withdrawal. If a participant incurs a severe financial hardship of the type described below, he may request a withdrawal, provided that the withdrawal is necessary in light of immediate and heavy financial needs of the participant. Such a withdrawal shall not exceed the amount required to meet the immediate financial need and not reasonably available from other resources of the participant (including all other distributions and non-taxable loans currently available without penalty under any 401(k) Plan of an employer). Each such withdrawal election shall be made at such time and in such manner as the committee shall determine, and shall be effective in accordance with such rules as the committee shall establish and publish from time to time. Immediate and heavy financial needs are limited to amounts necessary for:

                        (i) Unreimbursed medical or accident expenses incurred by the participant, his spouse, his dependents or his parents.

                        (ii) Uninsured casualty loss pertaining to a principal residence of the participant, or other property owned by the participant.

                        (iii) Circumstances involving an uninsured loss arising from an event outside the control of the participant.

                        If a participant makes a withdrawal under this subparagraph, he must discontinue all deferral elections under the Plan from the date of withdrawal until the beginning of the second calendar year following the year of withdrawal.

                (d) Distribution Elections - Timing and Form of Distribution After Separation from Service. Each deferral election made by a participant under subsections 3.1, 3.2, 3.3,
                        3.4 and 3.5 may include an irrevocable election of the commencement date for distribution of the amount of that year's deferral (together with investment gains or losses thereon) following the participant's separation from service. The commencement date elected may be the participant's separation date, or any date not later than the month of January following the participant's attainment of age
                        70. Distributions may be made in a lump sum or in annual installments over a period not exceeding 20 years, or in both methods, as the participant elects. If the participant fails to elect a commencement date, distribution will be made following his separation from service, in annual installments over a period of ten years. If a participant elects a commencement date but fails to elect a form of payment or distribution schedule, distribution will be made in annual installments over a period of ten (10) years. A participant's election of a form of payment may be changed by a later election filed at least 13 months before the calendar year in which the participant would receive the distribution. However, no such subsequent election can change the commencement date first elected by the participant. All elections made under this subparagraph are subject to the limitations of subsection 4.2.

                (e) Limitations Due to Non-Deductibility of Compensation. If any payment under the Plan would, if made, not be deductible under Section 280G of the Internal Revenue Code, the non-deductible portion shall not be distributed until the requirements for deductibility are satisfied.

3.8  DEFERRAL ACCOUNT

                The administrator shall maintain in the name of each participant a bookkeeping account known as the participant's "deferral account." A participant's deferral account shall include a subaccount for each calendar year that a participant's deferral election is in effect. Each such subaccount shall reflect (i) the amount deferred during that year, (ii) any employer contribution credits, and (iii) investment gains or losses on the investment funds described in subsection 3.10. Deferred amounts shall be credited to subaccounts as soon as practicable following the date bonuses, commissions, cash compensation, or severance pay would otherwise have been paid to the participant but for his deferral election. Subaccounts will be adjusted from time to time to reflect investment gains and losses, as provided in subsection 3.9. The balances credited to participants' deferral accounts are not subject to any gradual vesting schedule, except as provided in Supplement A with respect to employer contributions.

3.9  ADJUSTMENT OF PARTICIPANTS' ACCOUNTS

                As of each business day (each such date is referred to below as an "accounting date"), the administrator shall:

                (a) First, charge to the proper accounts all payments or distributions made since the last preceding accounting date that have not been charged previously;

                (b) Next, credit each participant's deferral account with amounts deferred which are to be credited to the participant since the last preceding accounting date;

                (c) Next, credit each participant's deferral account with any employer contribution credits to be made as of that date; and

                (d) Finally, credit (or debit) participants' accounts with any increase (or decrease) in investment return (as defined below) of each investment fund in which such accounts have a deemed interest of that date.

Investment return means, for each investment fund, an amount equal to the pre-tax percentage rate of gain or loss on the assets of such fund (net of applicable fund and investment charges) during each accounting period.

3.10 INVESTMENT FUNDS

                The company may designate one or more investment funds to form a part of this Plan, and the administrator may make investment fund elections available to participants. The administrator may allow participants to elect one or more of the investment funds for the deemed investment of all or a portion of the amounts deferred by the participant under the Plan. Each such election shall be made at such time, in such manner and with respect to such investment funds as the administrator shall determine, and shall be effective only in accordance with such rules as the administrator shall establish. If a participant fails to make an election under this subsection, his deferrals will be invested in a default investment fund designated by the administrator. As of any business day, a participant may elect in writing (including through an internet site) that all or part of his deemed interest in an investment fund be transferred to one or more of the other investment funds, in accordance with rules established from time to time by the administrator. The investment funds described in this subsection are for recordkeeping purposes only and do not allow participants to direct any company or trust assets, and this subsection does not create in any participant any rights greater than those described in subsection 7.1. Participants may elect that amounts credited with respect to each investment fund be automatically rebalanced at an interval determined by the administrator.

3.11 NO RESPONSIBILITY FOR INVESTMENT DECISIONS

                Responsibility for all decisions and elections by a participant relating to the deemed investment funds belongs solely to the participant, and the company (including its employees, officers and agents) and the administrator provide no advice with respect to, and assume no responsibility for, any consequences of a participant's investment elections (or of a participant's failure to make such elections). The company and the administrators have no responsibility to inform any participant of the performance or characteristics of any of the deemed investment funds.

3.12 STATEMENT OF ACCOUNT

                As soon as practicable after the end of each calendar quarter the administrator (or its delegate) shall furnish each participant with access to information or a statement of the balance credited to the participant's deferral account and the balance credited to each subaccount as at the end of that period. Delivery of a participant's statement may be accomplished electronically or through access to an internet site.

3.13 LIMITATIONS ON DEFERRAL ELECTIONS

                Notwithstanding anything in this Section 3 to the contrary, the administrator may limit a participant's deferral election if, as a result of any election, a participant's compensation from the employers would be insufficient to cover taxes and withholding applicable to the participant.

                                    SECTION 4

                        DISTRIBUTION OF DEFERRAL ACCOUNTS

4.1  DISTRIBUTIONS

                Amounts deferred under this Plan for each calendar year (and investment gains and losses thereon) shall be distributed to the participant pursuant to subsection 4.2;

provided, however, that if on any distribution date, any investment gains or losses under subsection 3.9 cannot then be determined, such distribution will be delayed until the accounting steps described in subsection 3.9 have been completed.

4.2  DISTRIBUTIONS UPON SEPARATION FROM SERVICE

                If a participant separates from service with the employers, the balance in the participant's deferral account shall be distributed to him pursuant to his distribution elections under subsection 3.7. However, notwithstanding his distribution elections, his deferral account balance will be distributed in a lump sum following his separation date, unless:

                (a) the participant had completed at least three years of service (as defined in Supplement A) and the balance in his deferral account was at least $50,000 at his separation date; or

                (b) the balance in the participant's deferral account at his separation date was at least $200,000.

Distribution shall be made to the participant or, in the event of his death, to his beneficiary.

4.3  DESIGNATION OF BENEFICIARY

                A participant may designate a beneficiary under this Plan by filing a written notice with the administrator in such form as the administrator requires. If a participant is married, designation of any beneficiary other than the participant's spouse requires the written consent of the spouse. A participant may from time to time change his designated beneficiary (other than his spouse) without the consent of such beneficiary by filing a new designation in writing with the administrator. If no designation under this Plan is in effect at the death of the participant, the beneficiary shall be the spouse of the participant at the time of his death or, if no spouse is living at the death of the participant, the representative of the participant's estate. Separate from the beneficiary designation form, a participant may complete a form to specify whether payment is to be made to the beneficiary in a single sum payment or in annual installments over a period not to exceed ten years. If a participant does not select a method of payment to his beneficiary, payment shall be made in a single sum payment.

4.4  WITHHOLDING; EMPLOYMENT TAXES

                To the extent required by law in effect at the time distribution is made from the Plan, the employers shall withhold any taxes required to be withheld by federal, state or local governments.

                                    SECTION 5

                          EMPLOYER CONTRIBUTION CREDITS

                The employers have no obligation to credit participants with any amounts under the Plan other than amounts resulting from deferral elections, and investment gains and losses attributable thereto. However, employer contributions will be credited to the accounts of certain participants, as provided in Supplement A.

                                    SECTION 6

                        ADMINISTRATION AND INTERPRETATION

                The administrator shall administer and interpret the Plan, and any interpretation by the administrator shall be final and binding upon participants and beneficiaries. The administrator may adopt such rules and regulations relating to the Plan as it deems necessary or advisable. The administrator may delegate administrative responsibilities to advisors or other persons who may or may not be employees of the company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

                                    SECTION 7

                                  MISCELLANEOUS

7.1  NO RIGHT TO COMPANY ASSETS

                No participant or other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the employers whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the employers, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the employers. A participant shall have only a contractual right to the amounts, if any, payable hereunder to that participant. The employers' obligations under this Plan are not secured or funded in any manner, even though the employers may elect to establish a grantor trust. Even though benefits provided under the Plan are not funded, the company will establish a trust to assist in the payment of benefits.

7.2  NO EMPLOYMENT RIGHTS

                Nothing herein shall constitute a contract of continuing service or in any manner obligate the company or any of its subsidiaries to continue the employment of any participant, or obligate any participant to continue in the employment of the company or any of its subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation payable to a participant.

7.3  FACILITY OF PAYMENT

                When a person entitled to benefits under the Plan is under legal disability, or, in administrator's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the administrator may direct payment of benefits to such person's legal representative, or the administrator may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

7.4  NONASSIGNABILITY

                No participant or other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer or convey in advance of actual receipt the amounts, if any, payable hereunder. No amounts payable hereunder shall, prior to actual payment, be subject to claims of creditors, seizure or sequestration for the payment of any debts, judgments, alimony, domestic relations order or separate maintenance owed by the participant or any other person, or be transferable by operation of law in the event of the participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, if an estate or trust is a beneficiary entitled to distributions from the Plan upon the death of the participant, the representatives of the estate or the trustees of the trust may assign the right to receive such payments to the persons, estates or trusts beneficially entitled thereto, and the administrator may rely conclusively and without any liability on the certification.

7.5  EFFECT ON OTHER BENEFITS

                Except as provided below in this subsection, the participant's compensation for purposes of calculating his awards and benefits under any employee benefit Plan or Plan maintained by the company shall not be reduced on account of deferrals under this Plan. However, amounts deferred under this Plan shall not be included when calculating a participant's benefits or contributions under any 401(k) Plan or other Plan sponsored by the company which is qualified under Section 401(a) of the Internal Revenue Code. Any distributions made from this Plan shall be excluded from a participant's compensation in years distributed for purposes of calculating the participant's awards and benefits under any employee benefit Plan or Plan (other than this Plan) maintained by the company.

7.6  INDEPENDENCE OF PLAN

                Except as otherwise expressly provided herein, the Plan shall be independent of, and in addition to, any employment agreement or other Plan or rights that may exist from time to time between an employer and a participant in the Plan.

7.7  RESPONSIBILITY FOR LEGAL EFFECT

                No representations or warranties, express or implied, are made by the employers or the administrator and neither the employers nor the administrator assumes any responsibility concerning the legal, tax, or other implications or effects of the Plan. While the administrator intends to provide participants with plan information, including through access to an internet site, neither the employers nor the administrator assumes any continuing obligation to notify any participant of the terms or operations of the Plan.

7.8  ACTION BY THE COMPANY

                Any action required or permitted to be taken under the Plan by the company shall be by its Board of Directors or by one or more officers designated by the Board of Directors of the company.

7.9  SUCCESSORS, ACQUISITIONS, MERGERS, CONSOLIDATIONS

                The terms and conditions of the Plan are binding on the company and shall inure to the benefit of and bind the employers, the participants, their successors (specifically including any successor to the company), assigns, and personal representatives. Without limitation of the preceding sentence, in the event of a change in

                                      -15-,
control (as defined in Section 10), any successor to the company shall continue to maintain the Plan.

7.10 GENDER AND NUMBER

                Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

7.11 GOVERNING LAWS

                This Plan shall be construed and administered according to the laws of the State of Illinois.

7.12 CLAIMS PROCEDURE

                The administrator will provide notice in writing to any participant or beneficiary whose claim for benefits under the Plan is denied, and the administrator shall also afford such participant or beneficiary a full and fair review of its decision if so requested. The administrator has discretionary authority and responsibility to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions. Each such determination by the administrator shall be binding on all parties. Any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the administrator made in good faith shall be binding on all persons.

                                    SECTION 8

                                  THE COMMITTEE

8.1  MEMBERSHIP

                A committee consisting of three or more persons (who may but need not be employees of the employers) shall be appointed by the company to serve as the administrator. A majority of the members of the committee must at all times consist of participants in the Plan. If at any time participants do not constitute a majority, the members who are participants shall appoint additional participant members of the committee. The Secretary of the company shall certify from time to time the appointment to (and termination of) office of each member of the committee and the person who is selected as secretary of the committee.

8.2  COMMITTEE'S GENERAL POWERS, RIGHTS AND DUTIES

                Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the committee elsewhere in the Plan, the committee shall have the following discretionary powers, rights and duties:

                (a) To select a secretary, if it believes it advisable, who may but need not be a committee member.

                (b) To construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties. The committee has discretionary authority to construe and interpret the provisions of the Plan.

                (c) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                (d) To enforce the Plan in accordance with the terms of the Plan and the rules and regulations adopted by the committee as above.

                (e) To direct any trustee as respects payments or distributions in accordance with the provisions of the Plan.

                (f) To furnish the employers and employees with such information as may be required by them for tax or other purposes in connection with the Plan.

                (g) To employ agents, attorneys, accountants or other persons (who also may be employed by the employers) and to allocate or delegate to them such powers, rights and duties as the committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.

8.3  MANNER OF ACTION

                During a period in which two or more committee members are acting, the following provisions apply where the context admits:

                (a) The committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

                (b) An action or a decision of a majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

                (c) If, because of the number qualified to act, there is an even division of opinion among the committee members as to a matter, the committee members who are participants shall select another committee member to act with respect to the issue or issues under consideration.

                (e) Except as otherwise provided by law, no member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

                (f) The certificate of the secretary of the committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

8.4  INTERESTED COMMITTEE MEMBER

                If a member of the committee is also a participant in the Plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the Plan if he were not serving on the committee.

8.5  RESIGNATION OR REMOVAL OF COMMITTEE MEMBERS

                A member of the committee may be removed by the company at any time by 10 days' prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving 10 days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the committee.

8.6  COMMITTEE EXPENSES

                All costs, charges and expenses reasonably incurred by the committee will be paid by the employers in such proportions as the company may direct. If the employers do not pay expenses as the committee directs, the committee may direct that payment of expenses be made from any grantor trust which relates to the Plan. No compensation will be paid to a committee member as such.

8.7  INFORMATION REQUIRED BY COMMITTEE

                Each person entitled to benefits under the Plan shall furnish the committee with such documents, evidence, data or information as the committee considers necessary or desirable for the purpose of administering the Plan. The employers shall furnish the committee with such data and information as the committee may deem necessary or desirable in order to administer the Plan. The records of the employers as to an employee's or participant's period of employment, hours of service, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the committee's satisfaction to be incorrect.

8.8  UNIFORM RULES

                The committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

8.9  REVIEW OF BENEFIT DETERMINATIONS

                As provided in subsection 7.12, The committee will provide notice in writing to any participant or beneficiary whose claim for benefits under the Plan is denied and the committee shall afford such participant or beneficiary a full and fair review of its decision if so requested.

8.10 COMMITTEE'S DECISION FINAL

                Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the committee made by the committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

8.11 INDEMNIFICATION

                To the extent permitted by applicable state law, the employers shall indemnify and save harmless the committee and each member thereof, and any delegate of the committee who is an employee of an employer against any and all expenses, liabilities and claims including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by an employer or provided by an employer under any bylaw, agreement or otherwise, as such indemnities are permitted under state law, and the committee is specifically authorized to acquire liability insurance to cover its activities.

                                    SECTION 9

                            AMENDMENT AND TERMINATION

                The company reserves the right, in its sole discretion, to discontinue future deferrals under the Plan at any time, subject to the limitations set forth below. If deferrals are discontinued, participants' deferral account balances shall nevertheless remain in effect, and such account balances shall be distributed on the distribution dates elected in accordance with subsection 3.6.

                In addition to discontinuing future deferrals, the Plan may be amended by a written instrument executed by the company, provided that:

                (a) No amendment of the Plan shall reduce the balance in a participant's deferral account as of the date the amendment is adopted.

                (b) No amendment shall result in a change of any Participant's distribution elections under subsection 3.6.

                (c) No amendment shall result in any change of investment options, unless such change is approved by the committee.

                (d) No amendment shall take effect unless at least 16 months have elapsed following the date the amendment is adopted and communicated in writing to all participants, unless the committee consents to an earlier effective date.

                (e) No amendment shall reduce the employers' obligations to pay expenses relating to the Plan, as provided in subsection 8.6.

                (f)     No amendment shall change the requirement of subsection
                        8.1 that a majority of the members of the committee must at all times consist of participants in the Plan.

                (g) No amendment shall limit or modify subparagraph 3.6(b), relating to unscheduled withdrawals.

                (h) No amendment shall change the role of the committee as administrator of the Plan.

                Notwithstanding the foregoing provisions of this Section 9, the company reserves the right to terminate the Plan as of any future effective date which is at least 13 months after the later of (i) the date the company acts to terminate the Plan and (ii) the date written notice of the termination action is provided to all participants. Within 30 days after the effective date of a termination, the deferral account balance of each participant shall be distributed in a single sum payment, except that distribution shall be made in five annual installments to any participant who, within 30 days after the date of notice of the termination, irrevocably elects such installment distributions. The written notice of termination provided by the company shall also notify each participant of the election described in the preceding sentence.

                                   SECTION 10

                                CHANGE IN CONTROL

                In the event of a change in control (as defined below), any graduated vesting schedule applicable to employer contributions will cease to apply, and all deferral account balances shall be fully vested. No later than 90 days following the date of a change in control, the deferral account balances of all participants shall be distributed in single sum payments, except that no distribution shall be paid to any participant who, at least 30 days before the date of a change in control, irrevocably elects that his deferral account balance shall continue to be maintained under the terms of the Plan. Following a change in control, the company (or its successor) shall continue to maintain the plan for a minimum period of 16 months, and following a change in control the company (or its successor) shall make no change in the trustee under any rabbi trust relating to the Plan, unless the committee consents. A "change in control" shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

                (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding Bell & Howell Company ("Parent") and any qualified or non-qualified plan maintained by Parent) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of Parent representing more than 50% of the combined voting power of Parent's then outstanding securities;

                (ii) individuals who constitute a majority of the Board of Directors of Parent immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

                (iii) Parent is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of Parent;

                (iv) Parent sells, leases, or otherwise transfers all or substantially all of its properties or assets to anther person or entity; or

                (v) Parent sells or otherwise transfers all or substantially all of its interest in a business unit to another person or entity, but the only participants affected shall be those employed by the business unit immediately prior to the date of sale or transfer.